EXHIBIT 3.1(i)

Amended	July 22 and 24, 1986; August 17, 1990; July 16, 1996; and August 20, 2001

SUNLINK HEALTH SYSTEMS, INC.

CODE OF REGULATIONS

ARTICLE I

Office

The principal office of the Corporation shall be located in the City of Dayton, Montgomery County, Ohio.

ARTICLE II

Meeting of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the purpose of electing directors and transacting such other business as may be specified in the notice thereof shall be held at the principal office of the Corporation or at such other place either within or without the State of Ohio as may be specified in said notice, on such date during the month of October or November each year as shall be determined by the Board of Directors.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, or in case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, or the Board of Directors by action at a meeting, or a majority of the directors acting without a meeting, and shall be called by the Secretary upon written request of shareholders holding of record fifty (50) percent or more of all shares outstanding and entitled to vote thereat. Any such request for a special meeting of shareholders shall state the purpose or purposes of the meeting.

Special meetings of the shareholders may be held at such time and place, either within or without the State of Ohio, as may be designated in the notice thereof.

Section 3. Notice of Meetings. Unless waived by him, a written or printed notice of each annual or special meeting stating the time and place and the purpose or purposes thereof shall be mailed postage prepaid to each shareholder of record entitled to notice thereof, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, it shall be addressed to the shareholder at his address as it appears upon the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Notice of the time, place and purposes of any meeting of shareholders, whether required by law, the Articles of Incorporation or this code of Regulations, may be waived in writing either before or after the holding of such meeting by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

Section 4. Quorum. At any meeting, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or represented by proxy, shall constitute a quorum for all purposes, except when a greater proportion is required by law. At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the meeting, except when a different proportion is required by law.

At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares held by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which may be transacted at the meeting as originally notified or held.

Section 5. Proxies. The instrument appointing a proxy shall be in a writing signed by the person making the appointment. The person so appointed need not be a shareholder. A vote in accordance with the terms of a proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the appointment unless notice in writing of such death, incapacity or revocation shall have been given to the Corporation before a vote is taken. The presence of a shareholder at a meeting shall not operate to revoke a proxy unless and until notice of such revocation is given to the Corporation in writing or in open meeting.

Section 6. Financial Report. At the annual meeting of shareholders, or the meeting held in lieu thereof, there shall be laid before the shareholders a financial statement consisting of a balance sheet containing a summary of the assets, liabilities, stated capital, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the Corporation as of a date not more than four (4) months before such meeting (except that if such meeting is an adjourned meeting, said balance sheet may be as of a date not more than four (4) months before the date of the meeting as originally convened), and a statement of profit and loss and surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts of the Corporation for the period for which the last preceding statement of profit and loss was made as required hereby and ending with the date of said balance sheet.

The financial statement shall have appended thereto a certificate signed by the President or a Vice President or the Treasurer or an Assistant Treasurer of the Corporation, or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the Corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent for the period covered thereby, or such other certificate as is in accordance with sound accounting principles.

ARTICLE III

Directors

Section 1. Number of Directors and Term of Office. Unless changed in accordance with the provisions of Section 2 of this Article III, the number of directors of the Corporation shall be fixed at six (6) and shall be divided into two (2) classes of directors, each of which shall have three (3) directors. One class of three directors shall be elected at the annual meeting of shareholders at which this Section 1 is adopted for a term of office expiring at the annual meeting of shareholders to be held in 1992 and until their successors are elected and qualified. The other class of three directors shall initially be comprised of the three directors of the Corporation whose terms of office on the date this Section 1 is adopted by shareholders are scheduled to expire at the annual meeting of shareholders in 1991 and shall hold office until such annual meeting of shareholders in 1991 and until their successors are elected and qualified. At the annual meeting of shareholders to be held in 1991 and each subsequent annual meeting, directors to succeed those whose terms of office shall expire at such annual meeting shall be elected for a two-year term of office and until their successors are elected and qualified.

Section 2. Change in Number of Directors. The number of authorized directors and the number of directors in each class may be changed either by the affirmative vote of the holders of record of two-thirds of the voting power of the Corporation at a meeting of shareholders called for that purpose and for the purpose of electing directors, or by the affirmative vote of a majority of the directors in office; provided, however, that in no event shall any class contain fewer than three (3) directors nor more than four (4) directors. No reduction in the number of directors, either by the shareholders or the directors, shall of itself have the effect of shortening the term of any incumbent director.

Section 3. Qualification of Directors. Directors of the Corporation need not be shareholders of the Corporation.

Section 4. Vacancies. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Board of Directors however arising, including a vacancy arising from an increase in the number of authorized directors, for the unexpired term thereof. Any person elected a fill a vacancy in the Board of Directors shall hold office until the expiration of the term of office for the class to which he is elected and until his successor is elected and qualified.

Section 5. Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or by any committee or person appointed by the

Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 5. Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated as set forth herein.

Section 6. Removal of Directors. No director may be removed prior to the expiration of such director's term of office, except by the affirmative vote of the holders of two-thirds of the voting power of the Corporation entitled to vote in the election of directors.

Section 7. Limitation of Liability and Indemnification of Directors Officers Employees and Agents.

A. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith, if such person
(i) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe or upon a financial statement of the Corporation prepared by an officer or employee of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants, or (iii) considered the assets to be of their book value or followed what he believed to be sound accounting and business practice.

B. (1) In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the Corporation shall indemnify such person, against expenses, including attorneys' fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any matter the subject of a criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

(2) In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the Corporation shall indemnify such person, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the Court of Common Pleas, or the Court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other Court shall deem proper.

(3) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (1) and (2) of this Subsection 7B or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

(4) Any indemnification under paragraphs (1) and (2) of this Subsection 7B, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (1) and (2) of this Subsection 7B. Such determination shall be made
(a) by a majority vote of a quorum consisting of directors of the

Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years, or (c) by the shareholders, or (d) by the Court of Common Pleas or the Court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under subparagraph (a) of this paragraph (4) or by independent legal counsel under subparagraph (b) of this paragraph (4) shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation referred to in paragraph (2) of this Subsection 7B, and if, within ten days after the receipt of such notification, such person shall petition the Court of Common Pleas or the Court in which such action or suit was brought to review the reasonableness of such determination, no action in implementing such determination shall be taken until after the final judgment of such Court has been rendered and such determination has been modified to the extent necessary to accord with such judgment; however, if, after such ten-day period, such person shall not have petitioned the Court of Common Pleas or the Court in which such action or suit was brought to review the reasonableness of such determination, the Corporation shall proceed to implement such determination.

(5) Expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in paragraphs (1) and (2) of this Subsection 7B, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Subsection 7B.

(6) The indemnification provided by this Subsection 7B shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or the Regulations of the Corporation, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Notwithstanding any repeal of this Subsection 7B or other amendment thereof, the indemnification provided for in this Subsection 7B shall be binding upon the Corporation in accordance with the provisions thereof as to all actions, suits, or proceedings instituted or threatened which arise out of matters occurring during, or referable to, the period prior to any such repeal or amendment.

(7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have indemnified him against such liability under this Subsection 7B.

ARTICLE IV

Powers and Meetings of the Board of Directors

Section 1. Powers of the Board. Except as otherwise provided in the General Corporation Law of Ohio, or in the Articles of Incorporation, in respect of action required to be taken, authorized or approved by the shareholders, all the capacity of the Corporation shall be vested in and all its authority shall be exercised by the Board of Directors.

Section 2. Meetings of the Board. A regular meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected, and notice of such meeting need not be given.

The Board of Directors may, by by-law or resolution, provide for other meetings of the Board.

Special meetings of the Board of Directors may be held at any time upon call of the President, a Vice President, or any two members of the Board.

Meetings of the Board of Directors may be held at any place either within or without the State of Ohio. Written notice of the time and place of each special meeting of the Board of Directors shall be given by mailing the same to each director at his last known address at least three (3) days prior to the date of said meeting, or such notice may be personally delivered or telegraphed in substance to each director not less than twenty-four (24) hours before the meeting, which notice need not specify the purposes of the meeting. Such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 3. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at any time or place appointed for a meeting of the Board, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a quorum shall be present. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4. By-Laws of the Board. The Board of Directors may adopt by-laws for the government of its actions consistent with the Articles of Incorporation and these Regulations.

ARTICLE V

Committees

Section 1. Committees. The Board of Directors by resolution adopted by a majority of the whole Board, may appoint three or more directors to constitute one or more committees of directors. The resolution establishing each such committee shall specify a designation by which it shall be known and shall fix its powers and authority. The Board of Directors may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than that of filling vacancies among the directors or in any committee of the directors.

The Board of Directors may likewise appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. All actions by any such committee shall be subject to revision and alteration by the Board of Directors provided that no rights of third persons shall be adversely affected by any such revision or alteration.

An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors.

Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

The Board of Directors may likewise appoint other members of any committee who are not members of the Board of Directors who shall act in an advisory capacity but who shall have no vote upon any matter of business before the committee.

ARTICLE VI

Officers

Section 1. Officers. The officers of this Corporation shall be a President, one or more vice Presidents, a Secretary, a Treasurer, and such other officers, subordinate officers and assistants as the Board of Directors may from time to time determine.

Any two or more offices may be held by one person, except the offices of President and Vice President.

Section 2. Election of Officers. All officers of the Corporation shall be elected by the Board of Directors, and shall hold office until the organization meeting of the Board of Directors following the date of the election of such directors or until their successors are elected and qualified. The Board of Directors may remove any officer at any time, with or without cause, by a majority vote. The Board of Directors may fill any vacancy in any office occurring from whatever cause.

ARTICLE VII

Duties of Officers

Section 1. President. The President shall have general supervision, administration and direction of all the Corporation's affairs, subject to the direction of the Board of Directors. He shall preside at all meetings of shareholders and directors and sign all certificates for shares, contracts, notes, deeds, mortgages, bonds, other obligations, or other papers requiring his signature, and he shall perform such other and further duties as may from time to time be required of him by the Board of Directors.

Section 2. Vice Presidents. The Vice Presidents, in the order designated by the Board of Directors, shall perform all duties of the President, in case of his absence or disability, together with such other duties as the Board of Directors may from time to time prescribe. The authority of the Vice Presidents to execute certificates for shares, contracts, deeds, notes, mortgages, bonds, other obligations and other papers in the name of the Corporation shall be coordinate with like authority of the President.

Section 3. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, contracts, deeds, notes, mortgages, bonds, other obligations, and other papers executed by the Corporation requiring his signature; give notice of meetings of shareholders and directors; keep such books as may be required by the Board of Directors and perform such other and further duties as may from time to time be required of him by the Board of Directors.

Section 4. Treasurer. The Treasurer shall have general supervision of all finances. He shall receive and have in charge all money, bills, notes, deeds, leases, mortgages, insurance policies and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, on the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands. He shall also perform such other duties as may be assigned to him by the Board of Directors.

Section 5. Assistant Officers. Assistant officers shall act as assistants to and under the direction of their superior officers, and shall be vested with all the powers and be required to perform any of the duties of their superior officers in their absence, and they shall perform such other and further duties as may from time to time be required of them by the Board of Directors.

ARTICLE VIII

Certificates for Shares of Stock

Section 1. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares in such form as the Board of Directors may from time to time prescribe. The shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

Section 2. The certificates for shares shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer (except that where any such certificate is countersigned by an incorporated transfer agent or registrar, the signatures of any such President, Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer, may be facsimile, engraved, stamped or printed), and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be effective in all respects when delivered, as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3. No certificate for shares shall be delivered in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

ARTICLE IX

Seal

The seal of the Corporation shall be circular with the name of the Corporation and the word "OHIO" surrounding the word "SEAL."

ARTICLE X

Amendments

This Code of Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise at least two-thirds of the voting power on such proposal, or, without a meeting, by the written consent of holders of record of shares entitling them to exercise at least two-thirds of the voting power on such proposal.

ARTICLE XI

Ohio Control Share Acquisition Statute

The provisions of Section 1701.831 of the Ohio Revised Code requiring shareholder approval of control share acquisitions, as defined in Section 1701.01 (Z)(1) of such Code, shall not be applicable to the Corporation.

AMENDED ARTICLES OF INCORPORATION

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KRUG INTERNATIONAL CORP.

FIRST: The name of the Corporation shall be KRUG International Corp.

SECOND: The principal office of the Corporation shall be located in the City of Dayton, Montgomery County, Ohio

THIRD: The purpose or purposes for which the Corporation is formed are:

A. To engage in the trade or business of research, design, development and manufacture of semiautomatic and automatic equipment and components in the electrical, electromechanical and electronic fields, to consult and perform services related to design application and integration of units and devices into systems in these fields; to conduct studies, consult, do research in, make data processing reduction and analysis of, design and manufacture and perform other services related to these units, instrumentation, test, calibration, installation, maintenance, repair, component replacement on military and commercial flight and space vehicles and devices, the instruments thereon, the components thereof and the equipment associated therewith.

B. To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

C. To purchase or otherwise acquire, construct, hold, maintain, work, develop, sell, lease, exchange, convey, transfer, mortgage, pledge, hypothecate, loan money upon, or in any manner dispose of and deal in, within and without the State of Ohio, wherever situated, real property of every kind, character and description whatsoever and any interest therein, and personal or mixed property of every kind, character and description whatsoever, including the shares of stock and other securities or obligations of other corporations, and any franchises, rights, licenses, or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

D. To enter into, make and perform contracts of every kind of any lawful purpose, with any person, firm, association, corporation, municipality, state or government, or any political or other subdivision of any of the same.

E. To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant, pledge or otherwise dispose of, and in any manner deal with, any and all inventions, devices, processes and any improvement and modifications thereof; and any and all letters patent of the United States or of any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

F. To purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill and rights, and to undertake and assume the whole or any part of the liabilities and obligations, or any person, firm, association or corporation, and to pay for the same in cash or in shares of any class or series, or in bonds, debentures, notes or other obligations of the corporation, or otherwise, to hold or in any manner to dispose of the whole or any part of the property or assets so acquired, and to conduct the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of any such business.

G. To do any and all things necessary, convenient, or expedient for the accomplishment of any of the purposes or the furtherance of any of the powers hereinbefore set forth either alone or in association with other corporations, firms or individuals, and in general to carry on any other business not forbidden by the General Corporation Law of the State of Ohio.

Each purpose specified in any clause or paragraph contained in this Article THIRD shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 14,000,000 shares which shall be classified as follows:

2,000,000 Preferred Shares without par value (hereinafter called "Preferred Shares"); and

12,000,000 Common Shares without par value (hereinafter called "Common Shares").

SECTION 1. The express terms and provisions of the Preferred Shares are as follows:

I. Preferred Shares may be issued in series from time to time. Within the limitations and restrictions set forth in this Article FOURTH, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rates, the date of payment of dividends, the dates from which dividends shall be cumulative, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the corporation are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

II. The holders of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the several series of Preferred Shares, and no more. Dividends on each Preferred Share shall be cumulative from the date fixed therefor by the Board of Directors.

Subject to the provisions of this Article FOURTH, the holders of all Common Shares shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors.

III. Upon dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

(a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the sum fixed for such contingency by the Board of Directors in respect of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

(b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors in respect of such series prior to the initial issuance of the first shares or series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment.

After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this subsection III, a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation, with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

IV. The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

V. So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund or market fund, or otherwise) be made, on any of the Common Shares unless:

(a) all dividends on all outstanding Preferred Shares shall have been paid, and full dividends thereon for the then current quarterly dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

(b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

VI. Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired by the Corporation otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be canceled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

SECTION 2. The express terms and provisions of the Common Shares are as follows:

I. The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

II. The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

III. The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

IV. The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

SECTION 3. No shareholder of the Corporation shall have the right to vote cumulativly in the election of directors of the Corporation.

FIFTH: When authorized by the affirmative vote of the Board of Directors, without the action or approval of the shareholders of this Corporation, this Corporation may purchase, or contract to purchase, at any time and from time to time, shares of any class issued by this Corporation, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or any other securities of this Corporation, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine, provided that no such purchase shall be made, pursuant to any such contract or otherwise, if after such purchase the assets of this Corporation would be less than its liabilities plus stated capital or if it is insolvent as defined in the General Corporation Law of Ohio or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

SIXTH: No shareholder of this Corporation shall be entitled, as such, as a matter of right to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors, in its discretion, from time to time may determine.

SEVENTH: This Corporation may amend its Articles of Incorporation in any respect in the manner provided by law, and may make amendments substantially changing the purposes for which the Corporation is formed.

EIGHTH: The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine to the extent permitted by the General Corporation Law of Ohio whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders.

NINTH: Every statute of the State of Ohio hereafter enacted whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Law of said State are increased, diminished or in any way affected, or whereby effect is given to any action authorized, ratified or approved, by less than all the Shareholders of any such corporation, shall apply to this Corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of these Amended Articles of Incorporation.

TENTH: A director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the Corporation for or in respect of any such transaction or contract or act of this Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

The Board of Directors shall have the power to fix compensation of officers or directors or both and a director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall take such action and may vote thereat in favor or against such action whether or not such director may be interested in the action so taken.

ELEVENTH: These Amended Articles of Incorporation supersede the existing Articles of Incorporation and all amendments thereto.

CERTIFICATE OF AMENDMENT BY SHAREHOLDERS
TO AMENDED ARTICLES OF INCORPORATION
OF
KRUG INTERNATIONAL CORP.
CHARTER NUMBER 281540

James J. Mulligan, Secretary of the above named Ohio corporation organized for profit, does hereby certify that a meeting of the shareholders was duly called and held on August 20, 2001, at which meeting a quorum of the shareholders was present in person or by proxy, and that at such meeting the following resolution was adopted by the affirmative vote of the holders of shares entitling them to exercise more than two thirds of the voting power of said corporation:

RESOLVED, that Article First of the Amended Articles of Incorporation
Of the Corporation be amended to read as follows:

"The name of this Corporation shall be "SunLink Health Systems, Inc."

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of KRUG International Corp., has hereunto subscribed his name this 20th day of August, 2001.

/s/ James J. Mulligan James J. Mulligan, Secretary

CERTIFICATE OF AMENDMENT TO

AMEND ARTICLE FOURTH OF THE

AMENDED ARTICLES OF INCORPORATION

- of -

SUNLINK HEALTH SYSTEMS, INC.

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 14,000,000 shares which shall be classified as follows:

2,000,000 Preferred Shares without par value (hereinafter called “Preferred Shares”); and

12,000,000 Common Shares without par value (hereinafter called “Common Shares”).

SECTION 1. The express terms and provisions of the Preferred Shares are as follows:

I. Preferred Shares may be issued in series from time to time. Within the limitations and restrictions set forth in this Article FOURTH, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rates, the date of payment of dividends, the dates from which dividends shall be cumulative, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the corporation are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

II. The holders of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the several series of Preferred Shares, and no more.

Dividends on each Preferred Share shall be cumulative from the date fixed therefor by the Board of Directors.

Subject to the provisions of this Article FOURTH, the holders of all Common Shares shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors.

III. Upon dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

(a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the sum fixed for such contingency by the Board of Directors in respect of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

(b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors in respect of such series prior to the initial issuance of the first shares or series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment. After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this subsection III, a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation, with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

IV. The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

V. So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund or market fund, or otherwise) be made, on any of the Common Shares unless:

(a) all dividends on all outstanding Preferred Shares shall have been paid, and full dividends thereon for the then current quarterly dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

(b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

VI. Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired by the Corporation otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be canceled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

VII. Series A Voting Preferred Shares:

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as “Series A Voting Preferred Shares” is hereby created and shall consist of 500,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

1. Voting Rights . The holders of Series A Voting Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

2. Dividends . The Board shall declare a dividend or distribution on the Series A Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 100.

3. Reacquired Shares . Any Series A Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series A Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

4. Liquidation, Dissolution or Winding Up . Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(a) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series A Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share ($0.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares; or

(b) the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Voting Preferred Shares, except distributions made ratably on the Series A Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series A Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

5. Combination . If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock, securities, cash or any other property, then (in each such event) the Series A Voting Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series A Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

6. No Redemption . The Series A Voting Preferred Shares shall not be redeemable; provided, however, that the Corporation may acquire Series A Voting Preferred Shares in any other manner permitted by law or these Articles.

7. Ranking . Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series A Voting Preferred Shares shall rank junior to all other series of the Corporation’s Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

8. Amendment . These Articles shall not, following the issuance of any shares of Series A Voting Preferred, be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series A Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series A Voting Preferred Shares, voting together as a single series.

9. Fractional Shares . Series A Voting Preferred Shares may be issued in fractions of a share (in one one-hundredths (1/100) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder’s fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Voting Preferred Shares.

SECTION 2. The express terms and provisions of the Common Shares are as follows:

I. The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

II. The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

III. The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

IV. The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

SECTION 3. No shareholder of the Corporation shall have the right to vote cumulatively in the election of directors of the Corporation.

CERTIFICATE OF AMENDMENT TO

AMEND AND RESTATE ARTICLE FOURTH OF THE

AMENDED ARTICLES OF INCORPORATION

OF

SUNLINK HEALTH SYSTEMS, INC.

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 14,000,000 shares which shall be classified as follows:

2,000,000 Preferred Shares without par value (hereinafter called “Preferred Shares”); and

12,000,000 Common Shares without par value (hereinafter called “Common Shares”).

SECTION 1.    The express terms and provisions of the Preferred Shares are as follows:

I.    Preferred Shares may be issued in series from time to time. Within the limitations and restrictions set forth in this Article FOURTH, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rates, the date of payment of dividends, the dates from which dividends shall be cumulative, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the corporation are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

II.    The holders of a series of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the specified series of Preferred Shares, and no more. Dividends on each specified series of Preferred Shares shall be cumulative from the date fixed therefor by the Board of Directors.

Subject to the provisions of this Article FOURTH, the holders of all Common Shares shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors.

III.    Upon dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

(a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the sum fixed for such contingency by the Board of Directors in respect of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

(b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors in respect of such series prior to the initial issuance of the first shares or series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment. After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this Section III(b), a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation, with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

IV.    The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively when voting as a series or class.

V.    So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund or market fund, or otherwise) be made, on any of the Common Shares unless:

(a) all dividends on all outstanding Preferred Shares shall have been paid, and full dividends thereon for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

(b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

V.    Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired by the Corporation otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be canceled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

VI.    Series A Voting Preferred Shares:

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as “Series A Voting Preferred Shares” is hereby created and shall consist of 500,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

1.     Voting Rights . The holders of Series A Voting Preferred Shares shall be entitled to one hundred votes for each Preferred Share held by them respectively and shall be entitled to vote on all matters on which the Common Shares are entitled to vote.

2.     Dividends . The Board shall declare a dividend or distribution on the Series A Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 100.

3.     Reacquired Shares . Any Series A Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series A Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

4.     Liquidation, Dissolution or Winding Up . Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(a) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series A Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share ($0.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares; or

(b) the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Voting Preferred Shares, except distributions made ratably on the Series A Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series A Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

5.     Combination . If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock, securities, cash or any other property, then (in each such event) the Series A Voting Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series A Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

6.     No Redemption . The Series A Voting Preferred Shares shall not be redeemable; provided, however , that the Corporation may acquire Series A Voting Preferred Shares in any other manner permitted by law or these Articles.

7.     Ranking . Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series A Voting Preferred Shares shall rank junior to all other series of the Corporation’s Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

8.     Amendment . These Articles shall not, following the issuance of any shares of Series A Voting Preferred, be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series A Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series A Voting Preferred Shares, voting together as a single series.

9.     Fractional Shares . Series A Voting Preferred Shares may be issued in fractions of a share (in one one-hundredths (1/100) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder’s fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Voting Preferred Shares.

VIII. Series B Preferred Shares:

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as “Series B Voting Preferred Shares” is hereby created and shall consist of 900,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

1.     Voting Rights . The holders of Series B Voting Preferred Shares shall be entitled to one thousand votes for each Preferred Share held by them respectively and shall be entitled to vote on all matters on which the Common Shares are entitled to vote.

2.     Dividends . The Board shall declare a dividend or distribution on the Series B Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 1000.

3.     Reacquired Shares . Any Series B Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series B Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

4.     Liquidation, Dissolution or Winding Up . Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(a) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series B Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share

($0.01 per one one-thousandth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Shares; or

(b) the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Voting Preferred Shares, except distributions made ratably on the Series B Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series B Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

5.     Combination . If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock, securities, cash or any other property, then (in each such event) the Series B Voting Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series B Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

6.     No Redemption . The Series B Voting Preferred Shares shall not be redeemable; provided, however , that the Corporation may acquire Series B Voting Preferred Shares in any other manner permitted by law or these Articles.

7.     Ranking . Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series B Voting Preferred Shares shall rank pari passu to the Series A Voting Preferred Shares and junior to all other series of the Corporation’s Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

8.     Amendment . These Articles shall not, following the issuance of any shares of Series B Voting Preferred, be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series B Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series B Voting Preferred Shares, voting together as a single series.

9.     Fractional Shares . Series B Voting Preferred Shares may be issued in fractions of a share (in one one-thousandths (1/1000) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder’s fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Voting Preferred Shares.

10.     Rights Plan . The Series B Voting Preferred Shares are the Series B Preferred Shares referred to in that certain SunLink Tax Benefits Preservation Rights Plan between the Corporation and the Rights Agent identified therein dated as of September 29, 2016.

SECTION 2.    The express terms and provisions of the Common Shares are as follows:

I.    The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

II.    The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

III.    The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

IV.    The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

SECTION 3.    No shareholder of the Corporation shall have the right to vote cumulatively in the election of directors of the Corporation.

CERTIFICATE OF AMENDMENT TO

AMEND ARTICLE  FOURTH OF THE

AMENDED ARTICLES OF INCORPORATION

- of -

SUNLINK HEALTH SYSTEMS, INC.

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 14,000,000 shares which shall be classified as follows:

2,000,000 Preferred Shares without par value (hereinafter called “Preferred Shares”); and

12,000,000 Common Shares without par value (hereinafter called “Common Shares”).

SECTION 1. The express terms and provisions of the Preferred Shares are as follows:

I. Preferred Shares may be issued in series from time to time. Within the limitations and restrictions set forth in this Article FOURTH, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rates, the date of payment of dividends, the dates from which dividends shall be cumulative, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the corporation are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

II. The holders of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the several series of Preferred Shares, and no more.

Dividends on each Preferred Share shall be cumulative from the date fixed therefor by the Board of Directors.

Subject to the provisions of this Article FOURTH, the holders of all Common Shares shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors.

III. Upon dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

(a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the sum fixed for such contingency by the Board of Directors in respect of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

(b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors in respect of such series prior to the initial issuance of the first shares or series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment. After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this subsection III, a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation, with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

IV. The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

V. So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund or market fund, or otherwise) be made, on any of the Common Shares unless:

(a) all dividends on all outstanding Preferred Shares shall have been paid, and full dividends thereon for the then current quarterly dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

(b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

VI. Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired by the Corporation otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be canceled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

VII. Series A Voting Preferred Shares:

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as “Series A Voting Preferred Shares” is hereby created and shall consist of 500,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

1. Voting Rights . The holders of Series A Voting Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

2. Dividends . The Board shall declare a dividend or distribution on the Series A Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 100.

3. Reacquired Shares . Any Series A Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series A Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

4. Liquidation, Dissolution or Winding Up . Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(a) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series A Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share ($0.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares; or

(b) the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Voting Preferred Shares, except distributions made ratably on the Series A Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series A Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

5. Combination . If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock, securities, cash or any other property, then (in each such event) the Series A Voting Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series A Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

6. No Redemption . The Series A Voting Preferred Shares shall not be redeemable; provided, however, that the Corporation may acquire Series A Voting Preferred Shares in any other manner permitted by law or these Articles.

7. Ranking . Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series A Voting Preferred Shares shall rank junior to all other series of the Corporation’s Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

8. Amendment . These Articles shall not, following the issuance of any shares of Series A Voting Preferred, be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series A Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series A Voting Preferred Shares, voting together as a single series.

9. Fractional Shares . Series A Voting Preferred Shares may be issued in fractions of a share (in one one-hundredths (1/100) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder’s fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Voting Preferred Shares.

SECTION 2. The express terms and provisions of the Common Shares are as follows:

I. The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

II. The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

III. The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

IV. The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

SECTION 3. No shareholder of the Corporation shall have the right to vote cumulatively in the election of directors of the Corporation.